Exhibit 10.2

JOINDER AND FIRST AMENDMENT TO LOAN AGREEMENT

This Joinder and First Amendment to Loan Agreement (“First Amendment”) is made and entered into as of the 21st day of September, 2023 (the “Effective Date”), by and among HOF Village Retail I, LLC, a Delaware limited liability company, and HOF Village Retail II, LLC, a Delaware limited liability company (collectively the “Borrower”) and CH Capital Lending, LLC, a Delaware limited liability company (“Lender”).

RECITALS:

A. Borrower and The Huntington National Bank (“HNB”) entered into that certain Loan Agreement dated September 27, 2022 (the “Loan Agreement”), under the terms of which HNB agreed to loan up to Ten Million Dollars ($10,000,000) to Borrower for the purpose of financing improvements to two certain leasehold parcels of real property in the project commonly referred to as Hall of Fame Village located in the City of Canton, Stark County, Ohio, as more fully described in the Loan Agreement.

B. Lender has succeeded to the rights and obligations of HNB under the Loan Agreement pursuant to that certain Assignment of Note, Security Instrument and Other Loan Documents dated as of the Effective Date (“Assignment”), and is now the holder of that certain Promissory Note dated September 27, 2022 (the “Note”) in the principal amount of $10,000,000 in which HNB is payee and Borrower is maker.

C. Lender and Borrower have agreed upon certain modifications to the Loan Agreement and Note as hereinafter set forth.

NOW, THEREFORE, for and in consideration of the foregoing, the mutual promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower agree, effective as of the Effective Date, as follows:

1. Capitalized Terms. Capitalized terms not otherwise defined herein shall have the same definition as set forth in the Loan Agreement.

2. Interest Rate. Wherever in the Loan Agreement the rate of interest is specified or described as being equal to the contracted rate under the Hedging Contract, same shall be deleted and substituted therefor shall be the following: the rate of interest shall be equal to the Applicable Rate set forth in Section 2(a) of the Note.

3. Joinder of Additional Maker. In consideration for (a) the limited expansion of the scope of use of Loan Proceeds as described in Section 4 below, and (b) the waiver of conditions to Loan funding as described in Section 5 below, Hall of Fame Resort & Entertainment Company (“HOFRECo”), the indirect parent of Borrower and a party that will benefit directly from the revisions described in clauses (a) and (b) above, shall become and, by its execution hereof, is a borrower party to the Loan Agreement and a co-maker of the Note.

4. Use of Loan Proceeds. Section 5.17 of the Loan Agreement is hereby amended by adding the following new subparagraph (c) to the end thereof:

“(c) Notwithstanding the foregoing provisions of this Section 5.17, Borrower shall have the right to use up to $2,000,000 of the Loan Proceeds for the purpose of paying the costs of construction of the Hall of Fame Village Waterpark which will be owned by HOFRECo or its affiliates or subsidiaries (the “Permitted Purposes”). In the event Borrower desires to use more than $2,000,000 for the Permitted Purposes, Borrower must obtain the written consent of Lender.”

5. Conditions to Loan Funding. Section 6.2 of the Loan Agreement is hereby amended by adding the following new subparagraph (c) to the end thereof:

“(c) Notwithstanding the foregoing provisions of this Section 6.2, so long as Loan Proceeds are used solely for Permitted Purposes, Lender hereby waives the conditions to Loan funding set forth in subsections 6.2(a) and 6.2(b) up to the amount of $2,000,000 as described in Section 5.17(c), except for the issuance of a date down endorsement as described in subsection 6.2(b)(i) of the Loan Agreement. Borrower shall pay all costs, expenses and fees arising out of, related to, or otherwise incurred by Lender in connection with the Assignment, this First Amendment, and all associated documentation and services including, but not limited to, title insurance, swap breakage fees, and attorney’s fees.”

6. Effect of First Amendment; Further Amendments. This First Amendment shall be binding upon Lender, Borrower and HOFRECo, and their successors and assigns. Except as otherwise amended herein, the terms and conditions of the Loan Agreement shall remain in full force and effect. In the event of any conflict between the terms and conditions hereof and the terms and conditions of the Loan Agreement, the terms and conditions hereof shall control. Any further amendments to the Loan Agreement or to this First Amendment must be in writing and signed by the parties hereto in order to be effective.

7. Governing Law. This First Amendment shall be governed by and controlled in accordance with the laws of the State of Ohio.

8. Counterparts; Electronic Signature. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. This First Amendment may be executed by electronic means and methods, including DocuSign and portable document format (PDF), and shall when transmitted electronically or in paper format, be deemed binding on the signatories thereto.

(the next page is the signature page)

IN WITNESS WHEREOF, the parties have caused this First Amendment to be signed as of the Effective Date.

BORROWER:

HOF VILLAGE RETAIL I, LLC, a Delaware
limited liability company

By:	/s/ Michael Crawford
Michael Crawford
President and Chief Executive Officer

HOF VILLAGE RETAIL II, LLC, a Delaware
limited liability company

By:	/s/ Michael Crawford
Michael Crawford
President and Chief Executive Officer

The undersigned executes this First Amendment for the purpose of becoming a borrower party to the Loan Agreement and acknowledging its obligations hereunder including, but not limited to, becoming a co-maker of the Note.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY,
a Delaware corporation

By:	/s/ Michael Crawford
Michael Crawford
President and Chief Executive Officer

IN WITNESS WHEREOF, the parties have caused this First Amendment to be signed as of the Effective Date.

CH CAPITAL LENDING, LLC
a Delaware limited liability company

By:	/s/ Richard H. Klein
Richard H. Klein, Chief Financial Officer

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